                                 EXHIBIT 23.2




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of
U. S. Bancorp on Form S-4 of our report dated January 19, 1996, on our audit of the financial statements of Sun Capital Bancorp and Subsidiary; to the reference to us under the headings "Experts," "THE MERGER - Conditions to the Consummation of the Merger," and "THE MERGER - Certain Federal Income Tax Consequences," in the Proxy Statement/Prospectus which is a part of the Registration Statement; and to the filing of our tax opinion dated November 20, 1996, as an exhibit to the Registration Statement.



SIMPSON & COMPANY


November 25, 1996